                          REPLACEMENT CREDIT AGREEMENT

     This  Replacement  Credit Agreement (the "Agreement") is dated as of the 8th day of  February 2001, and is by and between Energy West, Incorporated,  formerly known as Great Falls Gas  Company,  Energy  West  Resources,  Inc.,  Energy West
Development Inc.,  Energy West Propane,  Inc., all  of P.O. Box 2229, No. 1 River
Park Tower, Great Falls, MT 59403-2229 (jointly  and severally,  the "Borrower"), and Wells  Fargo Bank  MONTANA,  National  Association,  successor in interest to
Norwest Bank Great Falls, National  Association,  a national  banking association with offices  located  at 21 Third  Street  North,  P.O.  Box 5011,  Great Falls,
Montana  59403-8200  (the "Bank").  This  Agreement  replaces all  prior loan and credit  agreements  among  the  parties  or  between  the Bank and  Energy  West,
Incorporated.  In  consideration  of  the premises  and of the mutual  agreements herein, the parties agree as follows:

1.  Definitions

In addition to those terms defined in the above recitals, as used herein:

    1.1.   "Agreement"  shall  mean this  Replacement  Credit  Agreement  and all amendments and  supplements  hereto which may from time to time become effective hereafter in accordance with the terms hereof.

    1.2.   "Banking Day" shall mean a day on which banks are  generally  open for business in Great Falls, Montana.

    1.3.   "Base  Rate"  shall  mean the "base" or "prime"  rate of  interest  as announced by Wells Fargo Bank Minnesota,  National Association,  as in
           effect from time to time,  subject to change as often as monthly  with each such change to take effect as of the first day of the immediately succeeding month.

    1.4.   "Borrowed  Money" shall mean funds  obtained by incurring  contractual indebtedness  and shall not include  trade  accounts  payable or money borrowed from the Bank.

    1.5.   "Closing  Date" shall mean the date on which funds are advanced  under the Credit.

    1.6.   "Credit" shall mean the revolving credit line  established  under this
           Agreement for Borrower.

    1.7.   "Debt" shall mean the aggregate of current liabilities and non-current liabilities  all as determined in accordance  with generally  accepted accounting principles.

    1.8.   "Default"  shall mean an Event of Default as  referred to in Section 7 hereof,  or an event  which with notice or lapse of time or both would become an Event of Default.

    1.9.   "Events of Default" shall mean any and all events of default described in Section 7 hereof.

    1.10.  "Generally  Accepted  Accounting   Principles"  shall  mean  generally
           accepted  accounting  principles  applied on a basis  consistent  with those reflected in the financial statements referred to in Section 4.5 hereof.

    1.11.  "Interest  Coverage  Ratio"  shall mean the total of net income,  plus interest  expense,  and income  taxes;  the total  divided by interest expense,  all as  determined  in accordance  with  generally  accepted accounting principles.

    1.12.  "LIBOR"  means the rate per annum for United  States  dollar  deposits quoted by Bank as the LIBOR  Rate,  with the  understanding  that such rate is quoted by Bank for the purpose of calculating  effective rates of interest for loans making reference thereto,  for delivery of funds for a  period  of  time  approximately  equal  to the  number  of days requested and in an amount approximately equal to the principal amount requested.  Borrower  understands  and  agrees  that Bank may base its quotation of the  Inter-Bank  Market  Offered Rate upon such offers or other  market  indicators  of the  Inter-Bank  Market  as  Bank in its discretion deems appropriate  including,  but not limited to, the rate offered for U.S. dollar deposits on the London Inter-Bank Market.

    1.13.  "Maturity Date" shall mean May 1, 2002.

    1.14.  "Note" shall mean the  promissory  note of the Borrower  substantially in the form of attached Exhibit A, evidencing borrowings under Section
           2.1 hereof.

    1.15.  "Permitted Liens" shall mean:

           1.15.1. Liens in favor of the Bank;

           1.15.2. Existing  liens  disclosed  to  the  Bank in  writing prior to the date of this Agreement; and,

           1.15.3. Liens for taxes not delinquent or which Borrower is contesting in good faith.

    1.16.  "Subsidiary"  shall  mean any  corporation  of which  more than  fifty percent (50%) of the outstanding  voting securities shall, at the time of determination, be owned directly, or indirectly through one or more intermediaries, by either Borrower.

    1.17.  "Tangible  Net Worth" shall mean the sum of the par or stated value of all outstanding  capital stock,  surplus and undivided  profits of the
           Borrower,  less any amounts attributable to treasury stock, good will, patents,  copyrights,  mailing  lists,  catalogues,  trademarks,  bond discount and underwriting  expenses,  organization  expenses and other like intangibles (not including prepaid expenses classified as current assets or  intangible  assets  offset by equal  related  liabilities),
           excluding  also   Subchapter  S  earnings  unless  such  earnings  are
           converted to Note

                                  Page 2 of 11

           and   subordinated   to  bank  debt  or  the  Bank  is  given  written
           confirmation,  in form  acceptable to the Bank, that such earnings are being retained as equity capital, all as determined in accordance with generally accepted accounting principles.

2.  The Credit

    2.1.   The  Bank  agrees  to lend to  Borrower  from  time to time  from  the effective  date  hereof  until  the  Maturity  Date sums not to exceed
           Fifteen Million Dollars ($15,000,000.00) in aggregate principal amount at any one time  outstanding.  Each borrowing under the Credit will be requested  in  writing  or in  person  by  an  authorized  officer  of
           Borrower,  or telephonically by any person reasonably  believed by the
           Bank  to be an  authorized  officer  of  Borrower.  Each  request  for borrowing  shall  specify:  (i) the interest  rate option  selected by
           Borrower;  (ii) the principal  amount subject  thereto;  and (iii) for each LIBOR  request,  the  length of the  applicable  term.  Any LIBOR request shall be made prior to 11:00 a.m. on the date of the requested advance.  Each  borrowing  under the  Credit  will be  evidenced  by a notation on the Bank's records,  which shall be conclusive evidence of such  borrowing,  and evidenced by the Note.  Within the limits of the
           Credit and subject to the terms and  conditions  hereof,  Borrower may borrow,  prepay and reborrow  pursuant to this Section 2.1;  provided, that  outstanding  borrowings  under the Credit for any purpose  other than for advances  resulting from the payment of any Letters of Credit
           (as hereinafter defined), shall not at any time exceed an aggregate of
           Ten Million Dollars ($10,000,000.00).

    2.1.1. Letter of Credit Subfeature.  As a subfeature under the Credit, Bank agrees up to May l, 2002, to issue  standby  letters of credit for the account of Borrower to support  sales  contracts  (each,  a "Letter of
           Credit" and collectively, "Letters of Credit"); provided however, that the form and  substance  of each Letter of Credit  shall be subject to approval by  Bank, in its sole  discretion; and provided further, that the aggregate  undrawn or unpaid amount of all outstanding  Letters of
           Credit plus any outstanding advances under the Line of Credit made for the purpose of payment of any Letter of Credit,  shall not at any time exceed Five  Million  Dollars  ($5,000,000.00).  Each Letter of Credit
           shall be issued  for a term not to  exceed  three  hundred  sixty-five
           (365) days,  as  designated  by Borrower;  provided  however,  that no
           Letter of Credit  shall  have an  expiration  date  subsequent  to the maturity date of the Line of Credit. The undrawn amount of all Letters of  Credit  shall be  reserved  under  the  Credit  and  shall  not be available for  borrowings  thereunder.  Each Letter of Credit shall be subject to the additional terms and conditions of the Letter of Credit
           Agreement  and  related  documents,   if  any,  required  by  Bank  in
           connection  with the  issuance  thereof  (each,  a  "Letter  of Credit
           Agreement"  and  collectively,  "Letter of Credit  Agreements").  Each draft paid by Bank under a Letter of Credit shall be deemed an advance under the Line of Credit and shall be repaid by Borrower in accordance with the terms and conditions of this Agreement

                                  Page 3 of 11

          applicable to  such advances;  provided however, that if advances under the Line  of Credit are not available,  for any reason, at the time any draft is  paid by Bank, then Borrower shall immediately pay to Bank the full amount of such draft,  together  with  interest  thereon from  the date such  amount  is paid by  Bank to  the  date such  amount is fully repaid by  Borrower,  at the  rate of interest  applicable  to advances under the Line of Credit.  In  such event Borrower agrees that Bank, in its sole discretion,  may debit any demand  deposit account  maintained by Borrower with Bank for the amount of any such draft.

    2.2.  Interest on the unpaid principal of the Note shall be calculated at an annual rate of  six-tenths  of  one  percent  (0.6%) less than the Base
          Rate  in effect from time to time on the basis of the actual  number of days elapsed in a year of 360 days. Each change in the Base Rate shall take effect on the first day of the  month immediately  succeeding such change. The  foregoing notwithstanding, Borrower shall have the option, in $1,000,000.00  minimum increments, to fix interest rates for 30-day,
          60-day  or  90-day  periods  at 200  basis  points in  excess of 30-day
          LIBOR, 60-day LIBOR  or 90-day LIBOR,  respectively;  provided, however that no fixed rate period  shall extend beyond the  scheduled  Maturity
          Date.

    2.3.  Interest on the Note shall  be payable on demand but, until such demand is made,  monthly,  commencing  March 1, 2001,  and  continuing  on the first day of each succeeding month until the Note is paid.

    2.4.  The  principal  of the Note will be  due and  payable on the earlier of demand or the Maturity Date.

    2.5.  Borrower  may  prepay  principal on any portion of the Note which bears interest  determined  in relation to the Base  Rate at any time, in any amount and without  penalty.  Borrower  may not prepay principal on any portion of  the Note which  bears  interest  determined  in relation to
          LIBOR.

    2.7   Borrower shall pay to Bank (i) a facility fee for  the Letter of Credit subfeature  calculated  on  360/365  day  basis  at a  rate of 65 basis
          points  (0.65%)  of   the  aggregate   amount  of  all  outstanding  or
          unreimbursed  Letters of Credit  which shall  be payable  monthly  upon billing by Bank,  and (ii) fees  upon the  issuance  of each  Letter of
          Credit,  upon the payment or  negotiation  by  Bank of each draft under any Letter of Credit  and upon the  occurrence  of any other  activity with respect to  any Letter of Credit  (including  without  limitation, the  transfer,  amendment  or  cancellation  of any  Letter  of Credit)
          determined in accordance  with Bank's standard fees and charges then in effect for such activity.

    2.8   In  addition,  the Bank may, in  its sole  discretion,  upon request by
          Borrower make loans to Borrower's customers  for the purpose of funding purchases of  energy  conservation  devices (each, a "Customer  Loan"), provided, however, that no  such Customer Loan shall be in an amount in excess  of  $1,500.00  per  household  or  per  unit  of  an  apartment building, shall not exceed a term of five

                                  Page 4 of 11

          (5) years,  and shall  require a  minimum  payment of $25.00 per month, and the aggregate  outstanding balances of all Customer Loans shall not at  any time exceed  $2,100,000.00.  Applications  for  Customer  Loans shall be subjected to  the Bank's  customary  credit  review  policies.
          Bank  may, in its sole  discretion,  make  certain  Borrower-guaranteed zero-interest  loans or  CLIP  loans to  customers  of  Borrower  whose requests for Customer Loans have  been previously  rejected by the Bank
          (the "Guaranteed  Loans"),  which Guaranteed  Loans shall not exceed an aggregate amount of $100,000.00 at any time outstanding.

    2.9   The interest rate  to obligors on the Customer Loans and the Guaranteed
          Loans shall be 0%. Borrower, however, shall  reimburse the Bank for all expenses incurred in the making  of such loans and, in addition,  shall pay to the Bank interest on  each of the Customer  Loans and Guaranteed
          Loans at a fluctuating  annual  rate equal to two and one-half  percent
          (2.5%) in  excess of the Base Rate from time to time outstanding.

    2.10  In  addition,  Borrower  shall,  on the last day of each month,  pay to
          Bank for  each Customer Loan and/or  Guaranteed  Loan made by the Bank:
          an origination fee  of $40.00, a monthly  servicing fee of $0.40, and a delinquency  fee, where  incurred,  of $1.00 for each  payment past due for 30 days  or less and $5.00 for each  payment  past due more than 30 days.

3.  Conditions Precedent

    3.1.  The  Borrower  shall deliver the following to the Bank on or before the
          Closing Date:

          3.1.1. The Note, duly executed by Borrower;

          3.1.2. A copy, certified as of the most recent date  practicable by the
                 Secretary  of State  of  Montana  of  Borrower's certificate  of
                 incorporation,   together  with  a  certificate   of  Borrower's
                 corporate  secretary  to the  effect  that such  certificate  of incorporation  has  not  been  amended since  the  date  of  the aforesaid certification;

          3.1.3. Certificates,   as of the most recent dates practicable,  of the
                 Secretary of State of Montana and the secretary of state of each state in which Borrower is qualified as a foreign corporation,as to the good standing of Borrower;

         3.1.4.  A certified copy of Borrower's  filed Articles of  Incorporation and By-laws;

         3.1.5.  A certified   copy  of   resolutions  of  Borrower's   board  of
                 directors authorizing the execution, delivery and performance of this  Agreement, the Note, the letter of credit  application and agreement, and each  other  document  to be  delivered  pursuant hereto; and,

                                  Page 5 of 11

        3.1.6.  A  certificate  of  Borrower's   corporate  secretary  as to  the
                incumbency  and  signatures  of the officers of Borrower  signing this  Agreement,  the Note, the letter of credit  application and agreement  and  each  other  document  to be  delivered  pursuant hereto.

    3.2. The Bank shall  not be obligated  to lend  hereunder on the occasion for any borrowing unless:

        3.2.1. The  representations   and  warranties   contained  in   Section 5
               hereof are true and accurate on and as of such date; and,

        3.2.2. No  Event of Default,  and no  event which  might  become an Event of  Default  after the lapse  of time or the  giving of notice and the lapse of time,  has occurred  and is  continuing or will exist upon the disbursement of such loan.

4.  Representations and Warranties

To induce the Bank to  enter into this  Agreement,  the Borrower  represents  and warrants to the Bank as follows:

    4.1. The  Borrower entities are corporations  duly organized, existing and in good standing under the laws of the State of Montana.

    4.2. The execution, delivery and  performance of  this Agreement and the Note by the  Borrower entities are within their  corporate powers,  have been duly  authorized,  and are not in contravention  of law, or the terms of
         any  of  their   articles  of   incorporation  or  by-laws  or   of  any
         undertaking  to  which  either  Borrower  is a party or  by which  it is bound.

    4.3. The  property  of  the  Borrower  is  not  subject  to any  lien  except
         Permitted Liens.

    4.4. No  litigation  or   governmental  proceeding  is  pending  or,  to  the
         knowledge  of  the  officers of Borrower,  threatened  against  Borrower which  could have  a  material  adverse  effect on  Borrowers  financial condition or business.

    4.5. The consolidated  financial statements of Borrower and its  Subsidiaries for the fiscal  year ending June 30, 2000, prepared by  certified public accountants,  and for the period  ending December 31, 2000, prepared  by the Borrower, copies  of which financial statements have  been furnished to  the Bank,  are  complete  and  accurate in all respects and  present fairly  the financial condition of the Borrower and  its Subsidiaries as of such  dates,  and  the results of their  operations  for the  periods
         covered  thereby   in accordance  with  Generally  Accepted   Accounting
         Principles,  and there have  been no  material  adverse  changes  in the consolidated  financial  condition  or  business  of the  Borrower  from
         December 31, 2000, to the date hereof.

                                  Page 6 of 11

5.  Affirmative Covenants

Borrower  covenants  and  agrees  that   so  long  as  any  indebtedness  remains
outstanding  hereunder,  unless the Bank  shall otherwise consent in writing,  it will:

    5.1.   Pay, when due, all taxes assessed against it or its property except to the extent and so long as contested in good faith.

    5.2.   Maintain  its  corporate  existence  and  comply  with  all  laws  and regulations applicable thereto.

    5.3.   Furnish to the Bank:

        5.3.1. Within  120   days  after  the  end of  each  fiscal  year  of the
               Borrower (i) a detailed, consolidated and consolidating  report of audit of the Borrower and their  Subsidiaries for such fiscal year
               including   the  balance   sheet  of   the   Borrower   and  their
               Subsidiaries as of the end of such fiscal  year and the statements of  profit  and  loss  and  surplus  of  the  Borrower  and  their
               Subsidiaries  for   the  fiscal  year  then  ended,   prepared  by
               independent  certified  public  accountants  satisfactory  to  the
               Bank, and (ii) a certificate of such accountants stating  whether, in making  their  audit,  they  have become  aware of any Event of
               Default  set forth in  Section 7  hereof,  or of  any event  which might  become an Event of Default  after the lapse of  time or the giving of notice and the lapse of time, which has occurred  and is then  continuing  and,  if any  such  event  has  occurred  and is
               continuing,   specifying  the  nature  and   period  of  existence
               thereof.

        5.3.2. Within  45 days  after the  end  of each  month,  (i) the  balance sheet of the  Borrower as of  the end of such month,  and (ii) the statement of profit  and loss and surplus of the Borrower from the beginning  of  such fiscal year to the end of such month in a form acceptable to  Bank. All of the foregoing shall be unaudited,  but certified  as correct  (subject  to year end  adjustments)  by  an appropriate officer of the Borrower.

        5.3.3. Promptly upon  knowledge  thereof,  notice  to the Bank in writing of  the  occurrence  of any event  which  has or might,  after the lapse  of time or the  giving  of notice  and  the  lapse of time, become an Event of Default under Section 7 hereof.

        5.3.4. Promptly,  such  other  information  as the  Bank  may  reasonably request.

    5.4.   Cause its properties of an insurable  nature to be adequately  insured by reputable and solvent  insurance  companies against loss or damages customarily  insured against by persons operating similar  properties, and  similarly  situated,  and carry such other  insurance  (including business interruption insurance) as usually

                                  Page 7 of 11

           carried by  persons  engaged  in the same or  similar  businesses  and similarly situated.

    5.5.   Keep true,  complete  and  accurate  books,  records  and  accounts in accordance with Generally Accepted Accounting Principles  consistently applied.

    5.6.   Inform the Bank of any  indebtedness  for Borrowed Money, as permitted by Section 6.3 of this  Agreement,  incurred from any other entity and of the amount, rate and maturity of any such indebtedness.

6.  Negative Covenants

Without  the  Bank's  written  consent,  which  the  Bank  will not  unreasonably withhold,  so long as any  indebtedness  remains  outstanding  under  the Credit,
Borrower not will:

    6.1.   Permit any lien including, without limitation, any pledge, assignment, mortgage,  title retaining contract or other type of security interest to exist on its property,  real or personal;  except  Permitted Liens, unless  consent  of the  Bank is  given  otherwise,  and  the  Bank is provided with a first security  interest in any assets of the Borrower that the Borrower desires to subject to liens.

    6.2.   Enter into any  transaction of merger or  consolidation,  or transfer, sell,  assign,  lease or otherwise dispose of (other than sales in the ordinary  course  of  business)  all  or a  substantial  part  of  its properties  or  assets,  or any of its  promissory  notes or  accounts receivable,  or any stock (other than directors  qualifying shares) or any assets or properties necessary or desirable for the proper conduct of its  business,  or change the nature of its  business,  or wind up, liquidate or dissolve, or agree to do any of the foregoing.

    6.3.   Create,  incur, assume or suffer to exist,  contingently or otherwise, other than in the  ordinary  course of  business  for  conducting  its present business operation,  unsecured indebtedness for Borrowed Money including  indebtedness to the Bank, except: (i) indebtedness  arising from issuance of bonds; and (ii)  indebtedness  incurred in connection with the Energy West  purchase  of Wyo-LP,  Broken Bow Gas Company and
           Petrogas.

    6.4.   Become or remain a guarantor or surety, or pledge its credit or become liable  in any  manner  (except  by  endorsement  for  deposit  in the ordinary course of business,  and except for the Guaranteed  Loans, as defined herein) on undertakings of another.

    6.5.   Permit the ratio of its Debt to Tangible Net Worth at each fiscal year end to be more than 3.0 to 1.0.

    6.6.   Permit  the  Interest  Coverage  Ratio to be less than  2.00:1 at each fiscal year end.

7.  Events of Default

                                  Page 8 of 11

    7.1.   Upon the occurrence of any of the following Events of Default:

        7.1.1. Default in  any payment of  interest  or of  principal on the Note when due, and continuance thereof for 15 calendar days;

        7.1.2. Default in  the observance or  performance of  any other agreement of  Borrower  or  any  Subsidiary  thereof  set forth  herein  and continuance thereof for 30 days;

        7.1.3. Default  by Borrower  or any Subsidiary  thereof in the payment of any other indebtedness for  Borrowed Money or in the observance or performance of  any term, covenant or agreement of Borrower or any
               Subsidiary  thereof in  any agreement relating to any indebtedness of  Borrower  or  Subsidiary,  the effect  of which  default is to permit the holder of such  indebtedness  to declare  the  same due prior to the date fixed for its payment under the terms thereof;

        7.1.4. Any  representation  or warranty  made  by  Borrower herein, or in any statement or certificate furnished  by Borrower hereunder,  is untrue in any material respect; or,

        7.1.5. The  occurrence  of  any  litigation  or  governmental  proceeding which is pending or  threatened against Borrower or any Subsidiary thereof,  which,  in  the reasonable  opinion of Borrower's  legal counsel,  could  have a material  adverse  effect on Borrower's or such Subsidiary's  financial condition  or business,  and which is not  remedied  within  a reasonable  period of time (a  reasonable period of time not to  exceed 10 days) after notice thereof to the
               Borrower;

then, or at any  time thereafter,  unless such Event of Default is remedied,  the
Bank or the  holder  of the Note  may,  by notice  in  writing  to the  Borrower, terminate  the  Credit  or  declare  the  Note to  be due and  payable,  or both, whereupon  the Credit shall  terminate  forthwith or  the Note shall  immediately become due and payable, or both, as the case may be.

    7.2. Upon the occurrence of any of the following Events of Default:

         Borrower or any  Subsidiary  thereof  becomes insolvent or bankrupt,  or makes an  appointment  for the  benefit  of creditors or consents to the appointment of a custodian,  trustee or  receiver for  itself or for the greater part of  its properties; or a custodian, trustee  or receiver is appointed  for Borrower or any Subsidiary  thereof,  or for  the greater part  of its  properties  without  its  consent  and  is not  discharged
         within  30  days;   or   bankruptcy,   reorganization   or   liquidation
         proceedings  are  instituted  by or against  Borrower or Subsidiary and, if instituted against it, are  consented to by  it or remain undismissed for 30 days;

     then  the  Credits  shall  automatically   terminate  and   the  Note  shall
     automatically become immediately due and payable, without notice.

                                  Page 9 of 11

8.  Miscellaneous

    8.1.  The provisions of  this Agreement  shall be in addition to those of any guaranty,  pledge  or  security  agreement,  note or other  evidence of liability  held by  the  Bank,  all of  which  shall  be  construed  as complementary  to each  other.  Nothing herein  contained shall prevent the Bank from enforcing  any or all other Notes, guaranties, pledges or security agreements in  accordance with their respective terms.

    8.2.  From time to time,  the  Borrower  will execute and deliver to the Bank such additional documents  and will provide such additional information as the Bank  may  reasonably  require  to carry  out the  terms of this
          Agreement and  be informed of the Borrower's status and affairs.

    8.3.  The Borrower  will pay all expenses,  including the reasonable fees and expenses of  legal counsel for the Bank,  incurred in  connection  with
          the   preparation,   administration,    amendment,   modification    or
          enforcement  of   this  Agreement,  and  the  collection  or  attempted
          collection of the Note.

    8.4.  Any notices or  consents  required or permitted by this Agreement shall be in writing  and shall be deemed  delivered if delivered in person or if sent by  certified mail, postage prepaid,  return receipt requested, or  telegraph,  as follows,  unless such  address is changed by written notice hereunder:

        8.4.1. If to the  Borrower:    Energy West,  Incorporated
               (on  behalf  of all)    P.O. Box 2229
                                       No. 1 River Park Towers
                                       Great Falls, MT 59403-2229

                                       Attention:  Larry D. Geske,
                                                   President and CEO
                                                   Edward J. Bernica, Executive
                                                   Vice President, COO & CFO

        8.4.2. If to the Bank:         Wells Fargo Bank Montana,
                                       National  Association
                                       21 3rd Street North
                                       Great Falls, MT 59403

                                       Attention:  John Koslosky, Vice President

    8.5.  The  substantive  Laws  of the  State   of  Montana  shall  govern  the
          construction  of this  Agreement  and  the rights and  remedies  of the parties hereto.

    8.6.  This  Agreement  shall  inure  to the  benefit of, and shall be binding upon, the respective  successors  and permitted  assigns of the parties hereto.  The  Borrower  has no  right to assign any of their  rights or obligations  hereunder  without the

                                 Page 10 of 11

          prior written  consent of the  Bank. This  Agreement, and the documents
          executed  and  delivered   pursuant  hereto,   constitute   the  entire
          agreement  between the  parties,  and may be amended only by  a writing signed on behalf of each party.

    8.7.  If any  provision of this  Agreement  shall be  held invalid  under any applicable  Laws, such invalidity shall not  affect any other provision of this  Agreement  that  can  be  given  effect  without  the  invalid provision, and, to this end, the  provisions hereof are severable.

IN WITNESS  WHEREOF,  the parties hereto have  duly executed this Agreement as of the day and year first above written.

Energy West, Incorporated
Energy West Resources, Inc.
Energy West Development, Inc.
Energy West Propane, Inc.

By:  /s/ Edward J. Bernica
     -------------------------------------------
     Edward J. Bernica, Executive Vice President
     COO & CFO of all the foregoing
     corporations

Wells Fargo Bank Montana, National Association

By:  /s/ John Koslosky
     -------------------------------------------
     John Koslosky, Vice President

                                 Page 11 of 11